UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 13, 2023 (November 7, 2023)

CME GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Pietrowicz Retirement Agreement

On February 17, 2022, CME Group Inc. (“CME Group” or the “Company”) filed a Current Report on Form 8-K announcing that John W. Pietrowicz planned to retire from the position of Chief Financial Officer in 2023.

On February 28, 2023, the Company filed a Current Report on Form 8-K announcing that Mr. Pietrowicz would retire from his position as Chief Financial Officer and Lynne Fitzpatrick would assume the role of Chief Financial Officer effective as of April 1, 2023. The Company also announced in that report that Mr. Pietrowicz would remain employed by the Company until December 31, 2023 in the role of Special Advisor.

In connection with Mr. Pietrowicz’s retirement, the Company and Mr. Pietrowicz entered into a Retirement Agreement, effective as of November 8, 2023 (the “Retirement Agreement”).

Under the terms of the Retirement Agreement, Mr. Pietrowicz will retire from the Company on December 31, 2023 (the “Retirement Date”). Under the Retirement Agreement, Mr. Pietrowicz will receive his base salary through the Retirement Date and payment of accrued and unused vacation. Additionally, upon the Retirement Date, all of Mr. Pietrowicz’s outstanding time-vesting restricted stock grants will become vested and he will continue to be eligible to vest in 50% of each of his outstanding unvested performance share awards based on actual Company performance. Mr. Pietrowicz will also remain eligible to receive his annual bonus for the 2023 plan year. The vesting of Mr. Pietrowicz’s equity awards, both time- and performance- vesting, and the receipt of the annual bonus for the 2023 plan year, are subject to Mr. Pietrowicz’s execution of a release of claims in favor of the Company.

The foregoing is a summary of the key terms of the Retirement Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it was fully set forth herein. The summary is qualified in its entirety by the complete text of the agreement itself.

CME Group Annual Incentive Plan

On November 7, 2023, the Compensation Committee of CME Group approved an amended and restated annual incentive plan (the “Amended Annual Incentive Plan). The amendments to the Amended Annual Incentive Plan were approved in connection with the Company’s compliance with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10D-1 of the Exchange Act and the listing standards of the NASDAQ. Additional changes were also made to remove provisions relating to Section 162(m) of the Internal Revenue Code of 1986, as amended, which are no longer applicable. The Amended Annual Incentive Plan includes other non-substantive changes.

The foregoing is a summary of the key amendments to the Amended Annual Incentive Plan, which is attached to this report as Exhibit 10.2 and is incorporated herein by reference as though it was fully set forth herein. The summary is qualified in its entirety by the complete text of the plan itself.

The Amended Annual Incentive Plan replaces the CME Group Inc. Second Amended and Restated Incentive Plan for Named Executive Officers that was set forth as Exhibit 10.10 to the CME Group Annual Report on Form 10-K, filed on February 27, 2023.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Retirement Agreement, effective as of November 8, 2023, between Chicago Mercantile Exchange Inc. and John Pietrowicz.

10.2*	CME Group Inc. Annual Incentive Plan (As amended and restated effective October 2, 2023).

104	The cover page from CME Group Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: November 13, 2023	By:	/s/ Jonathan Marcus
	Name:	Jonathan Marcus
	Title:	Senior Managing Director General Counsel Duly Authorized Officer